                                                                    EXHIBIT 99.1


[DOANE PET CARE LOGO]                        210 WESTWOOD PLACE SOUTH, SUITE 400
                                                             BRENTWOOD, TN 37027
--------------------------------------------------------------------------------
NEWS                                                       FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

            DOANE PET CARE Q2 2002 RESULTS IN LINE WITH EXPECTATIONS

BRENTWOOD, TENNESSEE, AUGUST 7, 2002 - Doane Pet Care Company ("Doane" or the "Company") today reported results for its second quarter and six months ended June 29, 2002.

QUARTERLY RESULTS

The Company reported net income of $5.2 million for its second quarter ended June 29, 2002 on net sales of $204.3 million, compared to a net loss of $6.2 million on net sales of $217.3 million for the second quarter ended June 30, 2001. Net sales in the 2001 second quarter included $3.1 million of net sales from the Deep Run and Perham businesses prior to divestiture in the second quarter of 2001. Excluding the divestitures, net sales for the Company declined 4.6%, or $9.9 million, which is primarily a result of lower global sales volumes in connection with the Company's Project Focus strategy implemented in the fourth quarter of 2001.

The Company's net income for the 2002 second quarter was favorably impacted by the mark-to-market fair value accounting for commodity derivative instruments under SFAS 133 ("SFAS 133 Accounting"), which resulted in a decrease in cost of goods sold for the 2002 second quarter of $7.0 million, compared to a $2.3 million increase in cost of goods sold for the 2001 second quarter, or a $9.3 million quarter-over-quarter favorable impact on operating results. The Company's net income was also favorably impacted by the adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), as of the beginning of fiscal 2002. Under SFAS 142, the Company's goodwill and trademarks are no longer amortized; and therefore, the Company had no amortization expense associated with its goodwill and trademarks in the 2002 second quarter compared to $2.6 million in the 2001 second quarter. As of June 29, 2002, the Company completed the required impairment tests of goodwill and other intangible assets with indefinite lives and, based on the results of the tests, determined no impairment to the carrying values of these assets was needed.

The Company's 2001 second quarter was impacted by $6.7 million of non-recurring expenses, consisting of a $4.7 million net loss from the Deep Run and Perham divestitures and $2.0 million of severance costs associated with a workforce reduction following these divestitures. In addition, the Company reported net interest expense of $16.5 million in the 2002 second quarter, compared to $14.5 million in the 2001 second quarter, or an increase of $2.0 million. This increase was primarily due to a $2.3 million accrual of non-cash interest expense for the excess leverage fee associated with the Company's amended senior credit facility.

Adjusted EBITDA (income (loss) before net interest expense, income taxes, depreciation, amortization and other charges) increased $0.4 million in the 2002 second quarter to $24.4 million from $24.0 million in the 2001 second quarter. See "Adjusted EBITDA Discussion and Analysis" below. Excluding $0.5 million of Adjusted EBITDA net losses in 2001 related to the Deep Run and Perham businesses, Adjusted EBITDA decreased $0.1 million. The 2002 second quarter performance was positively impacted by lower selling, general and administrative expenses and lower natural gas costs, as well as improved results at the Company's European operations, offset by higher ingredient and medical costs. The 2002 second quarter reflected higher commodity costs from a year ago because commodity costs were volatile during fiscal 2001 with significant quarterly swings, particularly in the first half of 2001, in which the Company experienced higher than normal commodity costs in the first quarter and lower than normal commodity costs in the second quarter.

Doug Cahill, the Company's President and CEO, said, "We increased our Adjusted EBITDA margin as a percentage of net sales by nearly a full percentage point from a year ago after excluding the 2001 divestitures. We achieved this increase despite lower sales volumes and higher commodity costs demonstrating the continuing benefit of Project Focus. Although we reported a 4.6% decline in net sales for the second quarter, we are pleased by our current sales performance trend, which is an improvement from the first quarter net sales decline of 7.2% after excluding the divestitures. We expect this positive trend will continue as we increase sales volumes later this year to accommodate two recent new business awards. In addition, we had positive cash flow in the first six months of 2002 as a result of our solid earnings performance and our management of working capital. This positive cash flow, combined with lower cash margin requirements on commodities and low first half of 2002 capital expenditures, allowed us to reduce our revolving credit borrowings to zero as of the end of the 2002 second quarter."

YEAR TO DATE RESULTS

The Company reported net income of $13.7 million for the six months ended June 29, 2002 on net sales of $424.4 million, compared to a net loss of $14.9 million on net sales of $468.0 million for the 2001 six months ended June 30, 2001. Net sales in the 2001 six month period included $16.6 million of net sales from the Deep Run and Perham businesses prior to their divestiture. Excluding the divestitures, the Company's net sales for the 2002 six month period declined 6.0%, or $27.0 million, from the 2001 six month period, primarily due to lower global sales volumes in connection with the Company's Project Focus strategy implemented in the fourth quarter of 2001.

The 2002 six month period was favorably impacted by the mark-to-market fair value accounting for commodity derivative instruments under SFAS 133, which resulted in a $13.8 million reduction in cost of goods sold for the 2002 six month period compared to a $10.1 million increase in cost of goods sold in the 2001 six month period, or a $23.9 million period-over-period favorable impact on operating results. The Company's net income in the 2002 six month period was also favorably impacted by the adoption of SFAS 142. Under SFAS 142, the Company had no amortization expense associated with its goodwill and trademarks in the 2002 six month period compared to $5.0 million in the 2001 six month period. As of June 29, 2002, the Company completed the required impairment tests of goodwill and other intangible assets with indefinite lives and, based on the results of the tests, determined no impairment to the carrying values of these assets was needed.

The Company incurred non-recurring expenses of $6.7 million in the 2001 six month period, as discussed in the quarterly results above. Net interest expense in the 2002 six month period was $29.8 million, compared to $28.9 million in the 2001 six month period. This increase was primarily due to the $2.3 million excess leverage fee accrual associated with the Company's amended senior credit facility, partially offset by a decrease in interest rates associated with the Company's floating rate debt.

Adjusted EBITDA improved by $8.8 million to $50.9 million for the 2002 six month period, compared to $42.1 million in the 2001 six month period. Excluding $2.6 million of Adjusted EBITDA net losses related to the Deep Run and Perham businesses, Adjusted EBITDA increased $6.2 million. The 2002 six month period performance was favorably impacted by lower selling, general and administrative expenses, manufacturing efficiencies and lower natural gas costs, as well as improved results at the Company's European operations, partially offset by higher medical costs.

OUTLOOK

Cahill commented, "We remain optimistic about our prospects for the balance of 2002 and beyond. We are pleased with two recent awards of business that will increase our annualized tonnage by roughly 10%. WalMart Stores, Inc. has awarded us the business to produce 100% of its Ol' Roy Meaty Chunks 'N Gravy dry dog food. In addition, we have entered into a new multi-year agreement with The Meow Mix Company to produce a significant portion of its branded cat food. Due to start-up expenses and the fact that a portion of this new business will not be in full production until later this year, we are not projecting any meaningful contribution to Adjusted

EBITDA performance from this new business in 2002. The benefit of this new business will be fully realized in 2003 and beyond."

Cahill concluded, "We are comfortable with our expectation for Adjusted EBITDA in the $100+ million range for the full year 2002, although our level of comfort remains dependent upon the continued stabilization of raw material costs. We are continuing to benefit from the implementation of our Project Focus initiatives, both from a complexity reduction and a cost perspective. These initiatives are allowing us to better service our customers' needs and were key drivers in the new business awards. With our costs under control and a streamlined organizational and operational cost structure, we have heightened our focus on delivering "best-in-class" products and exceptional customer service. Our goal in pursuing these initiatives is to further build on our strong market position."

ADJUSTED EBITDA DISCUSSION AND ANALYSIS

Provided below is a discussion and analysis of the Company's calculation of Adjusted EBITDA. It is important to note that Adjusted EBITDA is not a substitute for net income (loss) under generally accepted accounting principles. The Company's measure of Adjusted EBITDA is based upon the definition used in its senior credit facility for covenant compliance. Attached to this release is a schedule showing the Company's calculation of Adjusted EBITDA for each of the three prior fiscal years and the three months and six months ended June 30, 2001 and June 29, 2002 on a more detailed basis than the Company has previously reported in its quarterly earnings releases.

The Company defines Adjusted EBITDA as income (loss) before net interest expense, income taxes, depreciation, amortization and other charges. These other charges include SFAS 133 Accounting, which may be either a positive or negative add-back to earnings, as well as certain non-recurring and unusual charges. The Company has limited these non-recurring and unusual charge add-backs to those associated with strategic and financial initiatives, including acquisitions, divestitures, financing transactions and restructuring efforts such as plant closings.

The Company's calculation of Adjusted EBITDA does not include an adjustment to net income for items that reduce its costs. In 2000 and 2001, the Company received payments that reduced its operating costs pursuant to agreements with suppliers of commodities to compensate the Company for overpayments it made during the 1990's. These payments, which are reflected in the Company's 2000 and 2001 net losses, were not deducted to calculate Adjusted EBITDA. There are also several charges that negatively impacted the Company's earnings in 2000 and 2001 that the Company did not add back in its measure of Adjusted EBITDA. For example, the Company did not add back charges associated with one-time revisions to the estimated carrying value of obsolete inventory, certain pricing adjustments or start-up costs associated with new business.

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors that could cause results to differ materially include without limitation: decreases or changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, price volatility of commodities, natural gas, other raw materials and packaging, changes in laws and regulations, adverse changes in operating performance, adverse economic conditions and other factors. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including without limitation the Company's 2001 Annual Report on Form 10-K.

ABOUT THE COMPANY

Doane Pet Care Company, based in Brentwood, Tennessee, is the largest manufacturer of private label pet food and the second largest manufacturer of dry pet food overall in the United States. The Company sells to over 600 customers around the world and serves many of the top pet food retailers in the United States, Europe and Japan. The Company offers its customers a full range of pet food products for both dogs and cats, including dry, semi-moist, wet, treats and dog biscuits.

                              - tables to follow -

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 AND OTHER DATA
                              (DOLLARS IN MILLIONS)

                                                        THREE MONTHS ENDED           SIX MONTHS ENDED
                                                       ---------------------       ---------------------
                                                       JUNE 29,      JUNE 30       JUNE 29,      JUNE 30,
                                                         2002          2001          2002          2001
                                                       -------       -------       -------       -------
Net sales                                              $ 204.3       $ 217.3       $ 424.4       $ 468.0
Cost of goods sold                                       155.5         176.7         324.7         395.7
                                                       -------       -------       -------       -------
     Gross profit                                         48.8          40.6          99.7          72.3
     % of net sales                                       23.9%         18.7%         23.5%         15.4%

Operating expenses:
   Promotion and distribution                             13.3          13.9          26.9          29.6
   Selling, general and administrative                    11.5          12.3          22.6          25.5
   Amortization of intangibles                             0.9           3.4           1.7           6.9
   Non-recurring expenses                                 --             6.7          --             6.7
                                                       -------       -------       -------       -------
     Income from operations                               23.1           4.3          48.5           3.6
Interest expense, net                                     16.5          14.5          29.8          28.9
Other income, net                                         (0.4)         (0.4)         (0.6)         (0.6)
                                                       -------       -------       -------       -------
     Income (loss) before income taxes                     7.0          (9.8)         19.3         (24.7)
Income tax expense (benefit)                               1.8          (3.6)          5.6          (9.8)
                                                       -------       -------       -------       -------
     Net income (loss)                                 $   5.2       $  (6.2)      $  13.7       $ (14.9)
                                                       =======       =======       =======       =======

                          SUPPLEMENTAL DATA - CALCULATION OF ADJUSTED EBITDA

Net income (loss)                                      $   5.2       $  (6.2)      $  13.7       $ (14.9)
Adjustments:
   Interest expense, net                                  16.5          14.5          29.8          28.9
   Income tax expense (benefit)                            1.8          (3.6)          5.6          (9.8)
   Depreciation expense                                    7.0           6.9          13.9          14.2
   Amortization of intangibles                             0.9           3.4           1.7           6.9
   SFAS 133 non-cash (gain) loss                          (7.0)          2.3         (13.8)         10.1
   Non-recurring expenses                                 --             6.7          --             6.7
                                                       -------       -------       -------       -------
     Adjusted EBITDA                                   $  24.4       $  24.0       $  50.9       $  42.1
                                                       =======       =======       =======       =======

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                              (DOLLARS IN MILLIONS)

                                                           JUNE 29,  DECEMBER 29,
                                                             2001       2002
                                                            ------   ------------
                                                                       (AUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                $  6.2       $  6.0
   Trade accounts receivable, net                            103.6        120.8
   Inventories, net                                           55.6         54.8
   Deferred tax asset                                          9.7         10.1
   Prepaid expenses and other current assets                  11.8          5.5
                                                            ------       ------
     Total current assets                                    186.9        197.2

Property, plant and equipment, net                           252.7        249.4
Goodwill and other intangible assets, net                    357.5        347.1
Other assets                                                  44.5         42.8
                                                            ------       ------
     Total assets                                           $841.6       $836.5
                                                            ======       ======
LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Current maturities of long-term debt                     $ 29.8       $ 28.5
   Accounts payable                                           76.3         64.0
   Accrued liabilities                                        50.4         57.7
                                                            ------       ------
     Total current liabilities                               156.5        150.2

Long-term debt, excluding current maturities                 519.0        559.3
Other long-term liabilities                                   15.1         10.8
Deferred tax liability                                        17.9         12.6
                                                            ------       ------
     Total liabilities                                       708.5        732.9

Senior Preferred Stock                                        71.4         65.7

Stockholder's equity:
   Common stock                                               --           --
   Additional paid-in capital                                115.6        115.6
   Accumulated other comprehensive income (loss)               8.3         (7.6)
   Accumulated deficit                                       (62.2)       (70.1)
                                                            ------       ------
     Total stockholder's equity                               61.7         37.9
                                                            ------       ------
     Total liabilities and stockholder's equity             $841.6       $836.5
                                                            ======       ======

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)

                                                                      SIX MONTHS ENDED
                                                                     --------------------
                                                                     JUNE 29,    JUNE 30,
                                                                       2002         2001
                                                                     -------      -------
Cash flows from operating activities:
   Net income (loss)                                                 $  13.7      $ (14.9)
   Items not requiring (providing) cash:
    Depreciation                                                        13.9         14.2
    Amortization of intangibles                                          1.7          6.9
    Deferred income tax expense (benefit)                                5.0        (10.3)
    Non-cash interest expense                                            6.1          2.3
    Equity in joint ventures                                            (0.6)        (0.6)
    Net loss on divestitures                                            --            4.7
    Other non-cash charges (credits), net                                0.3         (0.3)
    Changes in current assets and liabilities                           18.5        (24.5)
                                                                     -------      -------
      Net cash provided by (used in) operating activities               58.6        (22.5)
                                                                     -------      -------
Cash flows from investing activities:
   Capital expenditures                                                 (6.5)        (5.9)
   Proceeds from sale of assets                                          0.5         19.5
   Other, net                                                           (0.6)        (1.2)
                                                                     -------      -------
      Net cash provided by (used in) investing activities               (6.6)        12.4
                                                                     -------      -------
Cash flows from financing activities:
   Net borrowings (repayments) under revolving credit agreements       (38.0)         4.0
   Proceeds from issuance of long-term debt                              9.7         17.1
   Principal payments on long-term debt                                (21.5)       (15.8)
   Payments for debt issuance costs                                     (2.7)        (2.7)
   Parent capital contribution                                          --            8.4
                                                                     -------      -------
      Net cash provided by (used in) financing activities              (52.5)        11.0

Effect of exchange rate changes on cash and cash equivalents             0.7         (0.1)
                                                                     -------      -------
      Increase in cash and cash equivalents                              0.2          0.8

Cash and cash equivalents, beginning of period                           6.0          3.2
                                                                     -------      -------
Cash and cash equivalents, end of period                             $   6.2      $   4.0
                                                                     =======      =======

                     DOANE PET CARE COMPANY AND SUBSIDIARIES
                UNAUDITED CALCULATION OF ADJUSTED EBITDA SCHEDULE
                              (DOLLARS IN MILLIONS)

In the tables below, Adjusted EBITDA represents income (loss) before cumulative effect of a change in accounting principle, net interest expense, income taxes, depreciation, amortization, SFAS 133 Accounting, transition and transaction costs, restructuring costs, divestitures and Project Focus asset write-downs. While Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an indicator of operating performance or an alternative to cash flow as a measure of liquidity, it is included herein to provide additional information with respect to the Company's ability to meet its future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies.

The Company's computation of Adjusted EBITDA for each of the respective periods shown is as follows:

                                                                                       YEARS ENDED
                                                                 ---------------------------------------------------------
                                                                 DECEMBER 29,           DECEMBER 30,            JANUARY 1,
                                                                     2001                   2000                   2000
                                                                 ------------           ------------            ----------
Income (loss) before cumulative effect of a
   change in accounting principle                                  $ (21.9)               $  (4.9)               $  23.7
Adjustments:
   Interest expense, net                                              57.0                   51.2                   39.7
   Income tax expense (benefit)                                      (16.2)                  (0.8)                  16.9
   Depreciation expense                                               27.7                   23.6                   15.8
   Amortization of intangibles                                        13.7                   12.8                   10.4
   SFAS 133 non-cash (gain) loss                                      12.6                   (9.0)                   1.3
   Transition and transaction costs (a)                               --                      6.3                    2.5
   Restructuring costs (b)                                             4.0                   22.3                   --
   Divestitures (c)                                                    4.7                   --                     --
   Project Focus asset write-downs (d)                                 8.2                   --                     --
                                                                   -------                -------                -------
     Adjusted EBITDA (e)                                           $  89.8                $ 101.5                $ 110.3
                                                                   =======                =======                =======

                                                           THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                       ----------------------------           ---------------------------
                                                       JUNE 29,            JUNE 30,           JUNE 29,           JUNE 30,
                                                         2002                2001               2002               2001
                                                       --------            --------           --------           --------
Net income (loss)                                       $ 5.2               $(6.2)             $13.7              $(14.9)
Adjustments:
    Interest expense, net                                16.5                14.5               29.8                28.9
    Income tax expense (benefit)                          1.8                (3.6)               5.6                (9.8)
    Depreciation expense                                  7.0                 6.9               13.9                14.2
    Amortization of intangibles                           0.9                 3.4                1.7                 6.9
    SFAS 133 non-cash (gain) loss                        (7.0)                2.3              (13.8)               10.1
    Restructuring costs (b)                              --                   2.0               --                   2.0
    Divestitures (c)                                     --                   4.7               --                   4.7
                                                        -----               -----              -----               -----
      Adjusted EBITDA (e)                               $24.4               $24.0              $50.9               $42.1
                                                        =====               =====              =====               =====

(a) Fiscal 1999 transition and transaction costs of $2.5 million include transition costs of $1.1 million in connection with the merger and integration of Windy Hill Pet Food Company, Inc., which the Company acquired in August 1998, consisting of (1) $0.7 million of professional fees for consultants in human resources, employment, law, accounting and information systems, (2) $0.1 million of merger and relocation bonuses paid to Doane personnel and (3) $0.3 million in travel and other miscellaneous expenses, and transaction costs of $1.4 million for the proposed initial public offering of the Company's parent's common stock, which was subsequently withdrawn. Fiscal 2000 transaction costs of $6.3 million include: (1) a loss of $4.6 million on a foreign currency forward contract associated with the Company's acquisition of A/S Arovit Petfood; (2) $1.5 million of costs for unconsummated acquisitions; and (3) $0.2 million of miscellaneous transaction costs.

(b) Fiscal 2000 restructuring costs of $22.3 million include: (1) severance costs of $3.5 million, comprised of $1.5 million for the elimination of positions associated with the closure of certain inefficient manufacturing facilities, $1.6 million for the elimination of corporate positions and $0.4 million for restructuring associated with the Arovit acquisition; (2) asset impairment costs of $15.3 million, primarily related to property, plant and equipment, associated with these facility closures; and (3) related plant shutdown expenses of $3.5 million. Fiscal 2001 restructuring costs of $4.0 million include: (1) severance costs of $2.8 million, comprised of $2.0 million for the elimination of corporate positions following two divestitures and $0.8 million for additional corporate headcount reductions in connection with Project Focus; (2) asset impairment costs of $0.6 million, primarily related to property, plant and equipment, associated with the closure of a manufacturing facility in connection with Project Focus; and (3) plant shutdown expenses of $0.6 million, primarily for this facility closure. Restructuring costs for the three months and six months ended June 30, 2001 include the $2.0 million for the elimination of corporate positions following the divestitures.

(c) Fiscal 2001 results include a $4.7 million net loss incurred in the second quarter related to the divestitures of the Company's Perham, Minnesota facility, including the Tuffy's brand, and its Deep Run domestic wet pet food business.

(d) Fiscal 2001 Project Focus asset write-downs of $8.2 million consist of valuation allowances against packaging inventories of $6.6 million and accounts receivable of $1.6 million associated with estimated SKU reduction and customer mix shift. These expenses of $8.2 million are in addition to the $2.0 million of restructuring costs discussed in footnote (b) above and are classified in the condensed consolidated statements of income as follows: (1) $0.3 million as a reduction in net sales; (2) $6.6 million as cost of goods sold; (3) $0.9 million as promotion and distribution expenses; and (4) $0.4 million as selling, general and administrative expenses.

(e) In fiscal 2000 and 2001, the Company entered into agreements with suppliers of commodities to compensate the Company for overpayments it made in the 1990's. As a result of payments the Company received pursuant to these agreements, its operating costs were reduced by $4.4 million and $4.6 million in fiscal 2000 and 2001, respectively. This reduction in the Company's operating costs has not been shown as a reduction to Adjusted EBITDA. See Adjusted EBITDA Discussion and Analysis section of this press release for clarification on how the Company measures Adjusted EBITDA.


CONTACT: Philip K. Woodlief, Vice President, Finance and Chief Financial Officer
Tel: (615) 373-7774